Exhibit 99.1

PART I

This Current Report on Form 8-K (this Report), including the exhibits hereto and the information incorporated by reference herein, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), and such forward-looking statements involve risks and uncertainties. Except for historical information, matters discussed below, including statements about future volume, sales, costs, cost savings, earnings, cash flows, plans, objectives, expectations, growth or profitability, are forward-looking statements based on management’s estimates, assumptions and projections. Words such as “will,” “could,” “may,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations on such words, and similar expressions, are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed below. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in the sections entitled “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended June 30, 2014, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Report, as updated from time to time in the Company’s U.S. Securities and Exchange Commission (SEC) filings.

The Company’s forward-looking statements in this Report are based on management’s current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

In this Report, unless the context requires otherwise, the terms “the Company” and “Clorox” refer to The Clorox Company and its subsidiaries.

ITEM 1. BUSINESS

Overview of Business

The Clorox Company is a leading multinational manufacturer and marketer of consumer and professional products with approximately 8,200 employees worldwide as of June 30, 2014, and fiscal year 2014 net sales of $5.5 billion. Clorox sells its products primarily through mass retail outlets, e-commerce channels, distributors, and medical supply providers. Clorox markets some of the most trusted and recognized consumer brand names, including its namesake bleach and cleaning products; Kingsford® charcoal, Pine-Sol® cleaners, Liquid-Plumr®, Poett® home care products, Fresh Step® cat litter, Glad® bags, wraps and containers, Hidden Valley® and KC Masterpiece® dressings and sauces, Brita® water-filtration products and Burt’s Bees® natural personal care products. The Company also markets brands for professional services, including Clorox Healthcare® and Dispatch® infection control products for the healthcare industry. The Company manufactures products in more than a dozen countries and markets them in more than 100 countries. More than 80% of the Company’s brands hold the No. 1 or No. 2 market share positions in their categories. The Company manufactures products in more than a dozen countries and markets them in more than 100 countries. The Company was founded in Oakland, Calif., in 1913 and is incorporated in Delaware.

Effective September 22, 2014, the Company’s Venezuela affiliate, Corporación Clorox de Venezuela S.A. (Clorox Venezuela), discontinued its operations. Clorox Venezuela is a component of the International reportable segment, and included approximately 450 employees as of June 30, 2014. Since this exit occurred subsequent to the filing of the Company’s Annual Report on Form 10-K for the year ended June 30, 2014, the Company has reclassified the financial results of Clorox Venezuela as a discontinued operation in the consolidated financial statements for all periods presented herein.

The Company’s strategy is focused on creating stockholder value by investing in new and existing sales channels and countries with profitable growth potential and attractive categories. In particular the Company continues to reshape its portfolio toward businesses aligned with consumer megatrends in the areas of health and wellness, sustainability, consumer fragmentation and affordability/value.

In fiscal year 2014, the Company introduced its 2020 Strategy, its strategic growth plan, which focuses on long-term, profitable growth and strong stockholder returns through the year 2020. These long-term financial goals include annual net sales growth of 3-5%, market share growth, annual EBIT margin growth between 25-50 basis points and annual free cash flow as a percentage of net sales of about 10-12%. The Company faced a difficult environment in fiscal year 2014, including unfavorable foreign exchange rates, soft categories in U.S. retail and increased competitive activity. To address these challenges the Company introduced line extensions, new products and product improvements, including Clorox® Smart Seek™ bleach, which brightens white areas of mostly white striped or patterned clothes; Clorox® disinfecting wipes for glass and tub and shower, which expand the use of wipes into new areas of the home; Liquid-Plumr® hair clog eliminator; Clorox® Fraganzia™ scented bleach, which offers fresh new scents combined with splash-less technology; and Burt’s Bees® facial towelettes and lip crayons. In addition, the Company continued to expand its professional products business through product innovation and partnerships, including finalizing a partnership to offer ultraviolet technology for professional healthcare surface disinfection. Internationally, the Company focused on the expansion of its Burt’s Bees® brand, which continued its strong growth, and expanded its adjacent countries in various locations, including the Middle East and North Africa. In fiscal year 2014, the Company repurchased approximately three million shares of its common stock for $260 million, returned $368 million in dividends to stockholders and announced a 4% increase in its quarterly dividend payable in August 2014.

Finally, the Company continued its commitment to corporate responsibility by maintaining strong, transparent governance practices and continuing to reduce its greenhouse gas emissions, water and energy use and waste to landfills. The Company was also recognized as one of the most responsible companies by Corporate Responsibility magazine and one of the greenest companies in the 2014 Newsweek Green Rankings. In fiscal year 2014, The Clorox Company Foundation awarded approximately $4 million in cash grants, and the Company made product donations valued at approximately $9 million and contributed another $1 million to deserving nonprofits through cause marketing programs for social and charitable causes.

For additional information on recent business developments, refer to the information set forth under the caption “Executive Overview” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” on page 1 of Exhibit 99.2 hereto, incorporated herein by reference.

Financial Information About Operating Segments and Principal Products

The Company operates through strategic business units that are aggregated into four reportable segments: Cleaning, Household, Lifestyle and International. The four reportable segments consist of the following:

•	Cleaning consists of laundry, home care and professional products marketed and sold in the United States. Products within this segment include laundry additives, including bleach products under the Clorox® brand and Clorox 2® stain fighter and color booster; home care products, primarily under the Clorox®, Formula 409®, Liquid-Plumr®, Pine-Sol®, S.O.S®, and Tilex® brands; naturally derived products under the Green Works® brand; and professional cleaning and disinfecting products under the Clorox®, Dispatch®, Aplicare®, HealthLink® and Clorox Healthcare® brands.

•	Household consists of charcoal, cat litter and plastic bags, wraps and container products marketed and sold in the United States. Products within this segment include plastic bags, wraps, and containers under the Glad® brand; cat litter products under the Fresh Step®, Scoop Away®, and Ever Clean® brands; and charcoal products under the Kingsford® and Match Light® brands.

•	Lifestyle consists of food products, water-filtration systems and filters and natural personal care products marketed and sold in the United States. Products within this segment include dressings and sauces, primarily under the Hidden Valley®, KC Masterpiece® and Soy Vay® brands; water-filtration systems and filters under the Brita® brand; and natural personal care products under the Burt’s Bees® brand.

•	International consists of products sold outside the United States. Products within this segment include laundry, home care, water-filtration, charcoal and cat litter products, dressings and sauces, plastic bags, wraps and containers, and natural personal care products, primarily under the Clorox®, Javex®, Glad®, PinoLuz®, Ayudin®, Limpido®, Clorinda®, Poett®, Mistolin®, Lestoil®, Bon Bril®, Brita®, Green Works®, Pine-Sol®, Agua Jane®, Chux®, Kingsford®, Fresh Step®, Scoop Away®, Ever Clean®, KC Masterpiece®, Hidden Valley® and Burt’s Bees® brands.

Three of the Company’s product lines have accounted for 10% or more of consolidated net sales during each of the past three fiscal years. In fiscal years 2014, 2013 and 2012, sales of liquid bleach represented approximately 13%, 14% and 14% of the Company’s consolidated net sales, respectively, approximately 26%, 26% and 26% of net sales in the Cleaning segment, respectively, and approximately 28%, 28% and 27% of net sales in the International segment, respectively. Sales of trash bags represented approximately 13% of the Company’s consolidated net sales in each of the fiscal years 2014, 2013 and 2012, approximately 36%, 37% and 35% of net sales in the Household segment, respectively, and approximately 8%, 10% and 10% of net sales in the International segment, respectively. Sales of charcoal represented approximately 11%, 10% and 11% of the Company’s consolidated net sales and approximately 34%, 32% and 35% of net sales in the Household segment in fiscal years 2014, 2013 and 2012, respectively.

Information about the results of each of the Company’s reportable segments for the last three fiscal years and total assets as of the end of the last three fiscal years, reconciled to the consolidated results, is set forth below. For additional information, refer to the information set forth under the caption “Segment Results from Continuing Operations” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” on page 7 of Exhibit 99.2 hereto.

(Dollars in millions)	Fiscal Year	Cleaning	Household	Lifestyle	International	Corporate	Total Company
Net sales	2014	$1,776	$1,709	$936	$1,093	$—	$5,514
	2013	1,783	1,693	929	1,128	—	5,533
	2012	1,692	1,676	901	1,110	—	5,379
Earnings (losses) from continuing operations before income taxes	2014	428	326	258	99	(227)	884
	2013	420	336	259	95	(258)	852
	2012	381	298	265	106	(272)	778
Total assets	2014	887	745	869	1,190	567	4,258
	2013	905	799	878	1,202	527	4,311
	2012	942	818	887	1,219	489	4,355

Principal Markets and Methods of Distribution

In the United States, most of the Company’s products are nationally advertised and sold to mass merchandisers, warehouse clubs, and dollar, military and other types of retail stores primarily through a direct sales force, and to grocery stores and grocery wholesalers primarily through a combination of direct sales teams and a network of brokers. The Company sells institutional, janitorial, and food-service versions of many of its products through distributors, and sells healthcare products through a direct sales force and medical supply providers. Outside the United States, the Company sells products to the retail trade through subsidiaries, licensees, distributors and joint-venture arrangements with local partners. Additionally, the Company sells many of its products through online retailers and sells its Burt’s Bees® natural personal care products directly to consumers online.

Financial Information About Foreign and Domestic Operations

For detailed financial information about the Company’s foreign and domestic operations, including net sales and property, plant and equipment, net, by geographic area, see Note 20 – Segment Reporting of the Notes to Consolidated Financial Statements beginning on page 59 of Exhibit 99.2 hereto.

Sources and Availability of Raw Materials

The Company purchases raw materials from numerous unaffiliated domestic and international suppliers, some of which are sole-source or single-source suppliers. Interruptions in the delivery of these materials could adversely impact the Company. Key raw materials used by the Company include resin, diesel, sodium hypochlorite, corrugate and agricultural commodities. Sufficient raw materials were available during fiscal year 2014 but costs for many materials continued to increase amid volatility and inflation in some key geographic and commodity markets, which the Company expects to continue in fiscal year 2015. The Company generally utilizes supply and forward-purchase contracts to help ensure availability and help manage the volatility of the pricing of raw materials needed in its operations. However, the Company is nonetheless highly exposed over the short term to changes in the prices of commodities used as raw materials in the manufacturing of its products. For further information regarding the impact of changes in commodity prices, see “Quantitative and Qualitative Disclosures about Market Risk” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on page 16 of Exhibit 99.2 hereto and “Risk Factors – Volatility and increases in the costs of raw materials, energy, transportation, labor and other necessary supplies or services could harm the Company’s profits” in Item 1.A of the Company’s Annual Report on Form 10-K for the year ended June 30, 2014.

Patents and Trademarks

Most of the Company’s brand name consumer products are protected by registered trademarks. The Company’s brand names and trademarks are highly important to its business, and the Company vigorously protects its trademarks from apparent infringements. Maintenance of brand equity value is critical to the Company’s success. The Company’s patent rights are also material to its business and are asserted, where appropriate, against apparent infringements.

Seasonality

Most sales of the Company’s charcoal products occur in the first six months of each calendar year. A moderate seasonality trend also occurs in the net sales of the Company’s Burt’s Bees® natural personal care products, with slightly more than half of the annual net sales occurring during the months of October through March. Short-term borrowings may be used to fund inventories of those products in the off season.

Customers

Net sales to the Company’s largest customer, Walmart Stores, Inc. and its affiliates, were 27% of consolidated net sales for each of the fiscal years ended 2014, 2013 and 2012 and occurred in each of the Company’s reportable segments. No other customers accounted for more than 10% of consolidated net sales in any of these fiscal years. During each of fiscal years 2014, 2013 and 2012, the Company’s five largest customers accounted for 45% of its net sales and its ten largest customers accounted for 55% of its net sales.

Competition

The markets for consumer products are highly competitive. Most of the Company’s products compete with other nationally advertised brands within each category and with “private label” brands. Competition comes from similar and alternative products, some of which are produced and marketed by major multinational or national companies having financial resources greater than those of the Company. Depending on the product, the Company’s products compete on product performance, brand recognition, price, value or other benefits to consumers. A newly introduced consumer product (whether improved or newly developed) usually encounters intense competition requiring substantial expenditures for advertising, sales promotion and trade merchandising support. If a product gains consumer acceptance, it normally requires continued advertising and promotional support and ongoing product improvements to maintain its relative market position.

Research and Development

The Company conducts research and development primarily at its facility located in Pleasanton, Calif., which the Company has leased since 2011. The Pleasanton facility consists of approximately 357,000 square feet of leased space, utilizing state-of-the-art labs and open work spaces to encourage creativity, collaboration and innovation. In addition to the leased facility in Pleasanton, Calif., the Company conducts research and development activities in Meriden, Ct.; Kennesaw, Ga.; Willowbrook, Il.; Midland, Mi.; Durham, NC; Cincinnati, Oh.; and Buenos Aires, Argentina.

The Company devotes significant resources and attention to product development, process technology and consumer insight research to develop commercially viable consumer-preferred products with innovative and distinctive features. The Company incurred expenses of $125 million, $130 million and $121 million in fiscal years 2014, 2013 and 2012, respectively, on direct research activities relating to the development of new products and/or the maintenance and improvement of existing products. In addition, the Company also obtains technologies from third parties for use in its products. Royalties relating to such technologies are reflected in the Company’s cost of sales. For further information regarding the Company’s research and development costs, see “Research and development costs” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on page 5 of Exhibit 99.2 hereto.

Environmental Matters

For information regarding noncapital expenditures related to environmental matters, see the discussions under “Risk Factors – Environmental matters create potential liabilities” in Item 1.A of the Company’s Annual Report on Form 10-K for the year ended June 30, 2014. No material capital expenditures relating to environmental compliance are presently anticipated.

Number of Persons Employed

As of June 30, 2014, the Company employed approximately 8,200 people.

Available Information

The Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act are available on the Company’s website, free of charge, as soon as reasonably practicable after the reports are electronically filed with or furnished to the SEC. These reports are available at TheCloroxCompany.com under Investors/Financial Reporting/SEC Filings. Information relating to corporate governance at Clorox, including the Company’s Code of Conduct, the Clorox Company Board of Directors Governance Guidelines and Board Committee charters, including charters for the Management Development and Compensation Committee, the Audit Committee, the Finance Committee and the Nominating and Governance Committee, is available at TheCloroxCompany.com under Corporate Responsibility/Performance/Corporate Governance or http://www.thecloroxcompany.com/corporate-responsibility/performance/corporate-governance. The Company will provide any of the foregoing information without charge upon written request to Corporate Communications, The Clorox Company, 1221 Broadway, Oakland, CA 94612-1888. The information contained on the Company’s website is not included as a part of, or incorporated by reference into, this Report.